Registration Statement No.333-237342

Filed Pursuant to Rule 433

November 29, 2021

Trade Leveraged Oil/Gas ETNs. Oil & Gas Exp. & Prod. Index.

Bullish Oil & Gas Stocks? Trade Bull Oil & Gas E&P ETN. $OILU
Trade 3x Oil & Gas Exp. & Prod. with $OILU For Sophisticated Investors.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of Rex Shares.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal, including ETNs linked to the Solactive MicroSectors Oil & Gas Exploration & Production Index, an equity index linked to stock prices of large-capitalization companies that are domiciled and listed in the U.S. and that are active in the exploration and production of oil and gas.

As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index during the same period of time.

Investors should consult the applicable prospectus for further details on the calculation of the returns and the risks associated with investing in the ETNs.

Bank of Montreal has filed a registration statement (including certain pricing supplements, prospectus supplement and prospectus) with the SEC for the ETN offerings discussed on this website.  Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings.  You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, the prospectus supplement and the prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

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Bullish Oil & Gas Stocks? Trade $OILU ETNs. +3X Oil & Gas E&P Index.

Trade Bull Oil & Gas ETN. $OILU
Trade 3x Oil & Gas Exp. & Prod. with $OILU. For Sophisticated Investors.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of Rex Shares.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal, including ETNs linked to the Solactive MicroSectors Oil & Gas Exploration & Production Index, an equity index linked to stock prices of large-capitalization companies that are domiciled and listed in the U.S. and that are active in the exploration and production of oil and gas.

As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index during the same period of time.

Investors should consult the applicable prospectus for further details on the calculation of the returns and the risks associated with investing in the ETNs.

Bank of Montreal has filed a registration statement (including certain pricing supplements, prospectus supplement and prospectus) with the SEC for the ETN offerings discussed on this website.  Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings.  You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, the prospectus supplement and the prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

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Bearish Oil & Gas Stocks? $OILD -3x Oil & Gas E&P ETN. -3X Oil & Gas E&P Index.

Trade Bear Oil & Gas ETN. $OILD
Trade -3x Oil & Gas Exp. & Prod. with $OILD. For Sophisticated Investors.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of Rex Shares.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal, including ETNs linked to the Solactive MicroSectors Oil & Gas Exploration & Production Index, an equity index linked to stock prices of large-capitalization companies that are domiciled and listed in the U.S. and that are active in the exploration and production of oil and gas.

As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index during the same period of time.

Investors should consult the applicable prospectus for further details on the calculation of the returns and the risks associated with investing in the ETNs.

Bank of Montreal has filed a registration statement (including certain pricing supplements, prospectus supplement and prospectus) with the SEC for the ETN offerings discussed on this website.  Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings.  You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, the prospectus supplement and the prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

MicroSectors Oil & Gas E&P Index. Trade 3x & -3x Oil/Gas ETNs. Leveraged & Inverse Oil/Gas.

Trade Bull/Bear Oil & Gas ETN. $OILU & $OILD
Trade 3x & -3x Oil & Gas Exp. & Prod. $OILU & $OILD. For Sophisticated Investors.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of Rex Shares.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal, including ETNs linked to the Solactive MicroSectors Oil & Gas Exploration & Production Index, an equity index linked to stock prices of large-capitalization companies that are domiciled and listed in the U.S. and that are active in the exploration and production of oil and gas.

As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index during the same period of time.

Investors should consult the applicable prospectus for further details on the calculation of the returns and the risks associated with investing in the ETNs.

Bank of Montreal has filed a registration statement (including certain pricing supplements, prospectus supplement and prospectus) with the SEC for the ETN offerings discussed on this website.  Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings.  You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, the prospectus supplement and the prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

Leveraged Oil & Gas ETNs $OILU. Daily 3x Bull Oil & Gas ETN. $OILU Leverage Oil & Gas.

Trade Bull Oil & Gas ETN. $OILU
Trade 3x Oil & Gas Exp. & Prod. $OILU is for Sophisticated Investors.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of Rex Shares.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal, including ETNs linked to the Solactive MicroSectors Oil & Gas Exploration & Production Index, an equity index linked to stock prices of large-capitalization companies that are domiciled and listed in the U.S. and that are active in the exploration and production of oil and gas.

As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index during the same period of time.

Investors should consult the applicable prospectus for further details on the calculation of the returns and the risks associated with investing in the ETNs.

Bank of Montreal has filed a registration statement (including certain pricing supplements, prospectus supplement and prospectus) with the SEC for the ETN offerings discussed on this website.  Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings.  You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, the prospectus supplement and the prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]